    As filed with the Securities and Exchange Commission on April 17, 1996
                                                     Registration No. 333-.....
- -------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ---------------------------

                                   FORM S-8

            REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933

                          --------------------------

                         FIRST COMMERCIAL CORPORATION
           (Exact name of registrant as specified in its charter)


                 ARKANSAS                                71-0540166
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                Identification Number)


            400 WEST CAPITOL AVENUE, LITTLE ROCK, ARKANSAS   72201
         (Address, including zip code, of principal executive offices)

                         FIRST COMMERCIAL CORPORATION
                                  401(k) PLAN
                            (Full title of the plan)

                     Barnett Grace, Chairman of the Board
                         First Commercial Corporation
                            400 West Capitol Avenue
                         Little Rock, Arkansas  72201
                    (Name and address of agent for service)

                                   Copy to:

                             John Clayton Randolph
                           Friday, Eldredge & Clark
                      400 West Capitol Avenue, Suite 2000
                       Little Rock, Arkansas  72201-3493

                                 501-371-7000
         (Telephone number, including area code, of agent for service)

                          --------------------------

                       CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
Title of            Amount      Proposed Maxi-    Proposed Maxi-    Amount of
Securities           to be       mum Offering      mum Aggregate   Registration
to be Registered Registered(1) Price Per Unit(2) Offering Price(2)    Fee(2)
- -------------------------------------------------------------------------------
Common Stock,
par value $3.00
per share . . . .      300,000    $   30.3750      $ 9,112,500.00   $  3,142.24
- -------------------------------------------------------------------------------
(1) The Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plan.

(2) Calculated pursuant to Rule 457(c) and (h)(1) on the basis of the average of the high and low reported sales prices on the Nasdaq National Market on April 11, 1996

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan described herein.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

    The following documents filed by First Commercial Corporation (the "Company") with the Securities and Exchange Commission (File No. 0-9676) are incorporated by reference in this Registration Statement: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995; (ii) the Company's Form 8-K/A filed January 30, 1996 and Current Report on Form 8-K dated March 13, 1996; (iii) the Company's Report on Form 10-C filed January 9, 1996; (iv) the description of the Company's Common Stock contained in the Registration Statement on Form 10 filed April 30, 1981 and any amendment or report filed for the purpose of updating such description; and (v) the Company's Registration Statement on Form 8-A for the preferred share purchase rights as filed on January 9, 1991.

    The following document filed by the First Commercial Corporation 401(k) Plan (the "Plan") with the Securities and Exchange Commission is incorporated by reference in this Registration Statement: the Plan's Annual Report on Form 11-K for the year ended December 31, 1994, which is filed as Exhibit 99(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended.

    In addition, all documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

    Not applicable.

Item 5.  Interests of Named Experts and Counsel

    Not applicable.

Item 6.  Indemnification of Directors and Officers

    Section 4-27-850 of the Arkansas Business Corporation Act contains detailed provisions for indemnification of directors and officers of Arkansas corporations against expenses, judgments, fines and settlements in connection with litigation. Article TWELFTH of the Company's Second Amended and Restated Articles of Incorporation, as amended, provides for indemnification of the directors and executive officers of the Company to the fullest extent legally permissible under the relevant provisions of the Arkansas Business Corporation Act. Additionally, the Company has in place directors' and officers' liability insurance coverage.

Item 7.  Exemption of Registration Claimed

    Not applicable.

Item 8.  Exhibits

     Number                               Description
  ------------    -------------------------------------------------------------
     * 4.1 Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-33529, as amended).

     * 4.2 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3 to Form 8-K dated September 18, 1990, in 0-9676).

     * 4.3 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 4.3 to Registration Statement No. 33-39084).

     * 4.4 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarter ended September 30, 1993, in O-9676).

     * 4.5 Company's By-Laws as currently in effect (incorporated by reference to Exhibit 3(d) to Form 10-K for the fiscal year ended December 31, 1991 in 0-9676).

     * 4.6 Rights Agreement (incorporated by reference to Exhibit 4 to Form 8-K dated September 18, 1990, in 0-9676).

      23.1         Consent of Ernst & Young LLP.

      23.2         Consent of KPMG Peat Marwick LLP.

      23.3         Consent of Baird, Kurtz & Dobson.

      24           Powers of Attorney
- ----------
*  Incorporated herein by reference as indicated.

The registrant hereby represents that it has submitted the Plan, and undertakes to submit any amendment thereto, to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

        (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the registrant's 401(k) Plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    The Registrant.  Pursuant to the requirements of the Securities Act of
    ---------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 17th day of April, 1996.

                                    FIRST COMMERCIAL CORPORATION

                                     /s/ J. Lynn Wright
                                    ------------------------------
                                    J. Lynn Wright
                                    Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of April, 1996.

   *                                Chairman of the Board, Chief
- -------------------------------     Executive Officer, President and
Barnett Grace                       Director
                                    (Principal Executive Officer)

 /s/J. Lynn Wright                  Chief Financial Officer
- -------------------------------     (Principal Financial and
J. Lynn Wright                      Accounting Officer)

   *                                Director
- -------------------------------
John W. Allison

   *                                Director
- -------------------------------
Truman Arnold

   *                                Director
- -------------------------------
William H. Bowen

   *                                Director
- -------------------------------
Peggy Clark

   *                                Director
- -------------------------------
Robert G. Cress

   *                                Director
- -------------------------------
Cecil W. Cupp, Jr.

                                    Director
- -------------------------------
Frank D. Hickingbotham

                                    Director
- -------------------------------
Walter E. Hussman, Jr.

   *                                Director
- -------------------------------
Frederick E. Joyce, M.D.

   *                                Director
- -------------------------------
Jack G. Justus

   *                                Director
- -------------------------------
William M. Lemley

                                    Director
- -------------------------------
Charles H. Murphy, Jr.

   *                                Director
- -------------------------------
Michael W. Murphy

   *                                Director
- -------------------------------
William C. Nolan, Jr.

   *                                Director
- -------------------------------
Sam C. Sowell

                                    Director
- -------------------------------
Paul D. Tilley

*By:   /s/Edwin P. Henry
      -------------------------
      Edwin P. Henry
      Attorney-in-Fact

Edwin P. Henry, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.

    The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
    --------
trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 17th day of April, 1996.

                                    First Commercial Trust Company, N.A.,
                                     Trustee for
                                    First Commercial Corporation 401(k) Plan

                                    By:  /s/ Michael A. O'Brien
                                        ------------------------------
                                        Michael A. O'Brien
                                        President and Chief Executive
                                         Officer

                               INDEX TO EXHIBITS

    Exhibit
     Number                                 Exhibit
  ------------    -------------------------------------------------------------

     * 4.1 Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-33529, as amended).

     * 4.2 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3 to Form 8-K dated September 18, 1990, in 0-9676).

     * 4.3 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 4.3 to Registration Statement No. 33-39084).

     * 4.4 Articles of Amendment to Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarter ended September 30, 1993, in O-9676).

     * 4.5 Company's By-Laws as currently in effect (incorporated by reference to Exhibit 3(d) to Form 10-K for the fiscal year ended December 31, 1991 in 0-9676).

     * 4.6 Rights Agreement (incorporated by reference to Exhibit 4 to Form 8-K dated September 18, 1990, in 0-9676).

      23.1         Consent of Ernst & Young LLP.

      23.2         Consent of KPMG Peat Marwick LLP.

      23.3         Consent of Baird, Kurtz & Dobson.

      24           Powers of Attorney
- -----------
*  Incorporated herein by reference as indicated.